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                                                                    EXHIBIT 23.2

                               ARTHUR ANDERSEN LLP

                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

     As independent public accountants, we hereby consent to the incorporation of our report dated January 16, 2002 included in this Form 10-K, into the Company's previously filed Form S-8 Registration Statement File Numbers 333-52130, 333-75352 and 333-75354.

                             /s/ ARTHUR ANDERSEN LLP


Lancaster, Pa,
March 27, 2002

















Note: This represents a copy of the letter of consent by Arthur Andersen LLP that was included as Exhibit 22.1 to Waypoint Financial Corp.'s annual report on Form 10-K for the year ended December 31, 2001 and does not represent a reissuance of the letter of consent. After reasonable efforts, Waypoint Financial Corp. has not been able to obtain a reissued letter of consent from Arthur Andersen LLP.

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